                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         SKYLYNX COMMUNICATIONS, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   Neuman, Drennen & Stone, LLC, 1507 Pine Street, Boulder, Colorado  80302
   ------------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) & 0-11.
    1)  Title of each class of securities to which transaction applies:
        ___________________________________________________________________
    2)  Aggregate number of securities to which transaction applies:
        ___________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ___________________________________________________________________
    4)  Proposed maximum aggregate value of transaction: __________________
    5)  Total fee paid: ___________________________________________________

[ ] Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:  __________________________________________
    2)  Form, Schedule or Registration Statement No.: _____________________
    3)  Filing Party: _____________________________________________________
    4)  Date Filed: _______________________________________________________

                         SKYLYNX COMMUNICATIONS, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 23, 1999


The Annual Meeting of Shareholders of SkyLynx Communications, Inc. ("SkyLynx" or the "Company") will be held at The Centre Club, 123 South Westshore Boulevard, Tampa, Florida 33609, on August 23, 1999 at 1:00 o'clock p.m. Eastern Daylight Time, for the purpose of considering and voting upon the following:

    1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

    2. To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1998 Equity Incentive Plan by an additional 6,250,000 shares;

    3. To ratify and approve grants by the Company of shares of common stock and non-qualified stock options to certain outside directors and to executive officers under written employment contracts;

    4. To approve the redomestication of the Company under the laws of the State of Delaware pursuant to a statutory merger, and to authorize the officers of the Company to take all actions incident thereto;

    5. To authorize the Board of Directors of the Company to amend the Company's Articles of Incorporation to change the name of the Company at such time in the future and to such new name as the Board of Directors may determine in its sole and absolute discretion;

    6. To ratify and approve the proposal of the Company to sell substantially all of its assets and properties located in the State of Florida to a current shareholder and former officer and director of the Company upon such terms and subject to such conditions as the Board of Directors may determine; and

    7. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of SkyLynx common stock and Series A and C Convertible Preferred Stock of record at the close of business on July 19, 1999 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                                 SKYLYNX COMMUNICATIONS, INC.


                                 --------------------------------
                                 Ned Abell, Secretary

                         SKYLYNX COMMUNICATIONS, INC.

                      600 South Cherry Street, Suite 305
                            Denver, Colorado 80222

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement is furnished to the Shareholders of SkyLynx Communications, Inc. (respectively, the "Shareholders" and the "Company" or "SkyLynx") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on August 23, 1999 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of five (5) Directors of the Company; FOR the adoption and approval of an amendment to the Company's 1998 Equity Incentive Plan to increase the number of shares authorized to be issued thereunder by an additional 6,250,000 shares; FOR the ratification and approval of grants by the Company of shares of Common Stock and non-qualified stock options to certain outside Directors and to Executive Officers under written employment contracts; FOR the redomestication of the Company under the laws of the State of Delaware pursuant to a statutory merger; FOR the authorization of the Board of Directors to amend the Company's Articles of Incorporation to change the name of the Company at such time in the future and to such new name as the Board of Directors may determine in its sole and absolute discretion; and FOR the approval of the proposal of the Company to sell substantially all of its assets and properties located in the State of Florida to a current Shareholder and former officer and director of the Company, upon such terms and subject to such conditions as the Board of the Directors may determine, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

  ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

  This Statement is being mailed on or about July 28, 1999, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1998.

  The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

  Only Shareholders of record as of the close of business on July 19, 1999 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock and Series A and C Preferred Stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 11,194,281 shares of common stock, 723,191 shares of Series A Preferred Stock and 721,419 shares of Series C Preferred Stock ("shares"), with each share being entitled to one vote. Unless otherwise stated, provided a quorum is present at the Meeting, each matter presented to the Shareholders to be voted upon will be approved if the votes in favor of such matter are greater than the votes against such matter (an "Affirmative Vote").

1.     SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

  The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, each Executive Officer and each Director individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


                   Name and Address               Amount and
Title of           of Beneficial               Nature of Benefi- Percent of
 Class               Owner(3)(4)                cial Ownership   Class(1)(2)
--------           ----------------            ----------------- ----------

Common stock       Gary L. Brown                  2,285,353         18.0%

  "                Frank P. Ragano                  310,128          2.4%

  "                Jeffery A. Mathias (5)           604,437          4.7%

  "                James E. Maurer (6)              289,551          2.2%

  "                Steven R. Jesson (7)             151,322          1.2%

  "                Ned Abell (8)                    421,322          3.2%

  "                David H. Roberts (9)             221,071          1.7%

  "                Network System Technologies,
                     Inc. (10)                    1,732,457         13.7%
                   55 South Market Street
                   San Jose, California 96112

  "                All Directors and Officers
                   as a Group (7 Persons)         4,283,184         31.0%


------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them within sixty (60) days of the date of this Proxy Statement are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Assumes the conversion of 806,932 shares of Series A Preferred Stock sold in the 1998 Private Offering and 721,419 shares of Series C Convertible Preferred Stock, each into an equal number of shares of Common Stock. Also assumes the conversion of the outstanding shares of Series B Preferred Stock at a conversion value of $3.00 per share into an aggregate of 200,000 shares of Common Stock. Also assumes no conversion of the outstanding shares of Series D and E Preferred Stock. Also assumes that no outstanding options or warrants are exercised to purchase additional shares of the Company's Common Stock.

(3)  Unless otherwise noted, each person's address is c/o SkyLynx
     Communications, Inc., 600 South Cherry Street, Suite 305, Denver, Colorado 80246.

(4) Each shareholder exercises the sole investment and voting power with respect to their shares.

(5) Includes Incentive Stock Options exercisable to purchase, in the aggregate, 86,956 shares of the Company's Common Stock at an exercise price of $2.30 per share, and Non-Statutory Stock Options exercisable to purchase an additional 192,481 shares of the Company's Common Stock at an exercise price of $1.94 per share. Does not reflect additional Non-Statutory Stock Options exercisable to purchase, in the aggregate, an additional 888,485 shares of Common Stock at an exercise price of $1.94 per share, subject to future vesting.

(6) Includes Incentive Stock Options exercisable to purchase, in the aggregate, 86,956 shares of the Company's Common Stock at an exercise price of $2.30 per share, and Non-Statutory Stock Options exercisable to purchase an additional 127,595 shares of the Company's Common Stock at an exercise price of $1.94 per share. Does not reflect additional Non-Statutory Stock Options exercisable to purchase, in the aggregate, an additional 588,971 shares of Common Stock at an exercise price of $1.94 per share, subject to future vesting.

(7) Includes Incentive Stock Options exercisable to purchase, in the aggregate, 86,956 shares of the Company's Common Stock at an exercise price of $2.30 per share, and Non-Statutory Stock Options exercisable to purchase an additional 34,366 shares of the Company's Common Stock at an exercise price of $4.00 per share.

(8) Includes Incentive Stock Options exercisable to purchase, in the aggregate, 86,956 shares of the Company's Common Stock at an exercise price of $2.30 per share, and Non-Statutory Stock Options exercisable to purchase an additional 284,366 shares of the Company's Common Stock at an exercise price of $1.94 per share. Does not reflect additional Non-Statutory Stock Options exercisable to purchase, in the aggregate, an additional 230,000 shares of Common Stock at an exercise price of $4.99 per share, subject to future vesting.

(9) Includes Non-Statutory Stock Options exercisable to purchase an additional 99,716 shares of the Company's Common Stock at an exercise price of $2.13 per share. Does not reflect additional Non-Statutory Stock Options exercisable to purchase, in the aggregate, an additional 460,284 shares of Common Stock at an exercise price of $2.13 per share, subject to future vesting.

(10) Network System Technologies, Inc., a California corporation, ("NST") is the record owner of the subject shares. Voting and investment power with respect to such shares is exercised by the NST Board of Directors which is comprised solely of Eduardo J. Moura, Tony Colheo and J.R. Gallucci. Messrs. Moura, Colheo and Galucci disclaim beneficial ownership of such shares for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.   ELECTION OF DIRECTORS.

     The Directors have voted to nominate five (5) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees except Messrs. Smith and Ridley are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:


      Name                              Age       Position
     -----------                        ---       --------

     Jeffery A. Mathias                 39        President, CEO and Director

     James E. Maurer                    39        CFO and Director

     Francis R. Ragano                  70        Director

     Robert Smith                       42        Director

     J. Samuel Ridley                   49        Director


     JEFFERY A. MATHIAS serves as President and Chief Executive Officer (CEO) of SkyLynx Communications, Inc. Mr. Mathias has 14 years experience in both technical and business related start-up and early stage companies specifically in the fields of software, finance and wireless communications. Mr. Mathias was also formerly the Director of International Development and a Director of American Telecasting, Inc. (ATEL), a leading wireless cable provider in the U.S. Prior to ATEL, Mr. Mathias co-founded The Choice TV Group, Inc. which included 11 wireless cable companies in the United States providing service to customers in the Midwest, Colorado, and California. Mr. Mathias graduated from Indiana University with an MBA. He also holds a BSEE from Rose-Hulman Institute of Technology.

     JAMES E. MAURER, Chief Financial Officer, has over 10 years of financial and business development experience, the last five of which have been spent in wireless telecommunications. He has taken active roles in the capital formation of both start-up ventures and publicly held companies, completing both private and public equity and debt financing. He has also completed numerous joint ventures and acquisitions in the wireless telecommunications industry. Since 1997, Mr. Maurer has been Director of Finance for Formus Communications, Inc., a company formed in 1996 to acquire LMDS spectrum in international markets, and in those markets to operate fixed wireless broadband networks offering high-speed, high bandwidth telecommunications services, including data transport and Internet access. During his tenure, Formus raised over $85 million in equity venture capital. Prior to joining Formus, Mr. Maurer was Vice President of Finance from 1995 to 1997 for Wireless Holdings International, a startup venture pursuing wireless cable television projects in Europe. In 1994 and 1995, Mr. Maurer worked for American Telecasting, Inc. as its Director of Financial Planning and Analysis. Mr. Maurer holds a Bachelor of Arts in Economics from Harvard University and also a Master of Science in Management from the MIT Sloan School of Management.

     FRANK P. RAGANO, Major General, U. S. Army (RET) was, until 1999, President and CEO of CMS, Inc., a wholly owned subsidiary of Daimler-Benz GmbH. He graduated with a B.S. degree from Duquense University in 1950 and later graduated with a Master of Business Administration (MBA) from Syracuse University, New York. After his well decorated career in the military, Mr. Ragano retired from active Army service and became Vice President of the American Defense Preparedness Association and Chairman and CEO of BEI Defense Systems Company.

     ROBERT J. SMITH serves as President and Chief Executive Officer of E2ENET.COM, Inc. E2ENET.COM intends to create, develop and support early-stage Internet-related enterprises. Mr. Smith was the Founder, Senior Vice President and General Manager of Digital Cities, the network of local affiliates for America Online, which under his leadership grew to a leading site on America Online. Prior to Mr. Smith's role at Digital Cities, he served as Vice President of Affiliate Development at America Online.

     J. SAMUEL (SAM) RIDLEY is the former Senior Vice President and Head of Corporate Development for US West. In his senior management capacity with US West, Mr. Ridley was responsible for corporate acquisitions and strategic alliances; including several Internet-related investments and joint ventures. Prior to his work with US West, from 1996-1998 he served as a Senior Vice President and Member of the Management Committee with Polaroid Corporation, where he was involved in a series of major corporate strategy related transactions. Earlier in his career, Mr. Ridley held positions with Morgan Stanley & Co. and Salomon Brothers Inc. He also serves as a Trustee of the Colorado Outward Bound School and is a graduate of the Harvard Graduate School of Business Administration and Vanderbilt University.

     Each Director will be elected to serve until the next Annual Meeting of Shareholders in 2000 or until a successor is duly elected and qualified.

     During the 1998 fiscal year, four (4) meetings of the Board of Directors were held, including regularly scheduled and special meetings. All meetings were attended by 100% of the Board members. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.

     The Board of Directors has adopted a formula compensation plan for outside Directors. For their services, all outside Directors are paid a meeting fee of $1,000 each, with the Chairman receiving annually an additional $5,000. In addition to cash compensation, each outside Director is entitled to receive an initial grant of non-qualified stock options exercisable to purchase 75,000 shares of Common Stock and thereafter an annual grant of non-qualified stock options exercisable to purchase an additional 25,000 shares of Common Stock, all options having an exercise price equal to the market value on the date of grant for each year of service as an outside Director.

     During 1998, the Company had no standing Audit, Compensation and Nominating Committees of the Board of Directors, but plans to impanel such committees for 1999. No member of the Audit Committee will receive any additional compensation for his service as a member of that Committee. The Audit Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

     No member of the Compensation Committee will receive any additional compensation for his service as a member of that Committee. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     No member of the Nominating Committee will receive any additional compensation for his service as a member of that Committee. The Nominating Committee is responsible for recommending a slate of Director nominees to be considered for election at the Company's Annual Meeting of Shareholders. While the Nominating Committee has not in the past considered nominees recommended by security holders outside of Management, if security holders have recommendations regarding nominees for the Board of Directors, communication should be addressed to Mr. Mathias at the principal executive offices of the Company.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

3.   EXECUTIVE COMPENSATION.

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                                  TABLE 1
                                        SUMMARY COMPENSATION TABLE
                                                                       Long Term Compensation
                                                                 ----------------------------------
                                    Annual Compensation(1)              Awards           Payouts
                                  --------------------------     ---------------------   -------
                                                      Other                                         All
                                                     Annual      Restricted                        Other
Name and                                             Compen-        Stock                 LTIP    Compen-
Principal                Year     Salary    Bonus    sation       Award(s)    Options/   Payouts  sation
Position                 Year       ($)      ($)     ($)(2)          ($)        SARs       ($)      ($)
---------------         -------  --------   -----   ---------    ----------   --------   -------  ------

 Jeffery A. Mathias, CEO  1998    $53,877     -0-     $20,000      _____      130,434      -0-      -0-
 and President            1997        -0-     -0-       -0-         -0-         -0-        -0-      -0-

 Gary L. Brown, former    1998   $106,369     -0-     $20,000       -0-       57,600       -0-      -0-
 Chairman of the Board &  1997    $47,346     -0-       -0-         -0-         -0-        -0-      -0-
 former CEO


---------------------


(1) All executive officers of the Company participate in the Company's group health insurance plan. In addition, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(2)  Mr. Mathias was elected CEO and President in August 1998.

Employment Agreements

     The Company has entered into written employment agreements with Mr. Mathias, as President and CEO, with Mr. Maurer, as Chief Financial Officer, with Mr. Abell, as Vice President of Mergers and Acquisitions, with Mr. Roberts as Vice President of Business Development, with Mr. Jesson, as Vice President of Integration, and with Mr. Gordon, as Vice President of Corporate Operations.

     Mr. Mathias' agreement has a term ending on October 31, 2000 and provides for an annual base salary of $144,000 per year, subject to minimum annual increases of 10% per year. In addition, Mr. Mathias received a stock grant of 325,000 shares of the Company's common stock and additional stock options exercisable to purchase, in the aggregate, 1,080,966 shares of the Company's common stock at an exercise price of $1.94 per share, subject to future vesting. The agreement further provides that Mr. Mathias will be entitled to receive additional incentive stock options immediately following the Company's completion of an underwritten public offering of securities such that he will be assured of holding, on a fully diluted basis, shares of common stock and options exercisable to purchase common stock representing 7% of the total outstanding shares of the Company's common stock following the public offering.

     Mr. Maurer's agreement terminates on December 31, 2000 and provides for an annual base salary of $120,000 per year, subject to minimum increases of 10% per year. Mr. Maurer received a stock grant of 75,000 shares and additional stock options exercisable to purchase, in the aggregate, an additional 716,566 shares at an exercise price of $1.94 per share, subject to future vesting. Mr. Maurer's agreement also provides for the future grant of additional incentive stock options such that he will be assured of holding, immediately following the Company's completion of an underwritten public offering of securities, shares of Company common stock and incentive stock options representing, on a diluted basis, not less than 4.0% of the total issued and outstanding shares of the Company's common stock following the public offering.

     Mr. Roberts' agreement terminates on January 7, 2001 and provides for an annual base salary of $120,000 per year, subject to minimum increases of 10% per year. Mr. Roberts received a stock grant of 70,000 shares and additional stock options exercisable to purchase, in the aggregate, an additional 560,000 shares at an exercise price of $2.13 per share, subject to future vesting.
Mr. Roberts' agreement also provides for the future grant of additional incentive stock options such that he will be assured of holding, immediately following the completion by the Company of its next underwritten public offering of common stock, shares of Company common stock and incentive stock options representing, on a fully diluted basis, not less than 3% of the total issued and outstanding shares of the Company's common stock.

     Mr. Abell's agreement terminates on November 30, 2000 and provides for an annual base salary of $120,000 per year, subject to minimum increases of 10% per year. In addition, Mr. Abell received an initial stock grant of 50,000 shares of the Company's common stock and additional stock options exercisable to purchase, in the aggregate,289,366 shares of the Company's common stock at an exercise price of $1.94 per share, and 230,000 options exercisable at a price of $4.99 per share, subject to future vesting based upon performance. Mr. Abell's agreement also provides for the future grant of additional stock options such that he will be assured of holding, immediately following the completion by the Company of its next underwritten public offering of common stock, shares of the Company common stock and option exercisable to purchase common stock representing, on a fully diluted basis, not less than 3% of the total issued and outstanding shares of the Company's common stock.

     Mr. Jesson's agreement terminates on December 31, 2000 and provides for an annual base salary of $120,000 per year, which effective January 1, 1999 increases to $156,000 per year. In addition, Mr. Jesson received an initial grant of 34,366 options to purchase shares of the Company's common stock at an exercise price of $4.00 per share, subject to future vesting.

     Mr. Gordon's agreement terminates on April 30, 2000 and provides for an annual base salary of $108,000 per year, which effective May 1, 1999 increases to $144,000 per year. In addition, Mr. Gordon received an initial grant of 34,366 options to purchase shares of the Company's common stock at an exercise price of $4.00 per share, subject to future vesting.

     The following table sets forth certain information concerning the grant and exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                    TABLE 2
                          Option/SAR Grants for Last
                        Fiscal Year - Individual Grants
                          Number of   % of Total
                         Securities  Options/SARs
                         Underlying   Granted to     Exercise
                        Options/SARs Employees in     or Base    Expiration
       Name              Granted (#)  Fiscal Year  Price ($/Sh)     Date
----------------------  ------------ ------------  ------------  ----------

Gary Brown   1998          57,600        4.7%          $2.30      Dec 2003
             1997            -0-           0%           -0-

Jeffery Mathias  1998      130,434       10.6%         $2.30      Dec 2003
                 1997         -0-           0%           -0-


---------------------

                                                    TABLE 3

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION/SAR VALUES
                             ----------------------------------------------------
                                                                                          Value of
                                                                     Number of           Unexercised
                                                                    Unexercised         In-the-Money
                                                                   Options/SARs         Options/SARs
                                                                   at FY-End (#)      at FY-End ($) (1)

                        Shares Acquired       Value Realized        Exercisable         Exercisable/
Name                    on Exercise (#)             ($)           (Unexercisable)       Unexercisable
----------------        ---------------       --------------      ---------------     -----------------

Gary Brown      1998          -0-                   -0-               19,200               $11,040
                1997          -0-                   -0-                 -0-                  -0-

Jeffery Mathias 1998          -0-                   -0-               43,478               $25,000
                1997          -0-                   -0-                 -0-                  -0-



------------------------------

(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

4.     1998 EQUITY INCENTIVE PLAN

  The Company's 1998 Equity Incentive Plan (the "1998 Plan") was adopted by the Board of Directors on January 10, 1998 and approved by the stockholders on January 23, 1998. Prior to the amendment the stockholders are being asked to approve in Proposal 2, as of May 31, 1999, there were 1,750,000 shares reserved for issuance under the 1998 Plan.

  At May 31, 1999, options (net of cancelled or expired options) covering an aggregate of 1,750,000 shares had been granted under the 1998 Plan and no shares remained available for future grant under the Plan. In May 1999, the Board approved an amendment to the 1998 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1998 Plan from 1,750,000 shares to 8,000,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

  The essential features of the 1998 Plan, as amended, are outlined below:

  The 1998 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and(4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 1998 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1998 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

  The 1998 Plan was adopted by the Board of Directors on January 10, 1998 and was approved by the stockholders on January 23, 1998. The 1998 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

  The 1998 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1998 Plan and, subject to the provisions of the 1998 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical),including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 1998 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1998 Plan to the Compensation Committee of the Board. As used herein with respect to the 1998 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

  Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 1998 Plan only to selected employees (including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 1998 Plan. Non-employee directors are eligible only for nonstatutory stock options. No incentive stock option may be granted under the 1998 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1998 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. Non-employee directors are eligible only for nonstatutory stock options. Each person who becomes a non-employee director will automatically be granted an option to purchase 75,000 shares of Common Stock on the date of his or her election to the Board. Such options will be fully vested when granted. On the date of each annual meeting of the Stockholders of the Company, each non-employee director who has continuously served as a non-employee director since the last annual meeting will be granted an option to purchase 25,000 shares of Common Stock, and each other person who is then a non-employee director will be granted an option to purchase a prorated number of shares of Common Stock based on the number of days such person has continuously served as a non-employee director since the last annual meeting. These options will be fully vested when granted.

  The Company has reserved a total of 8,000,000 shares of Common Stock for issuance under the 1998 Plan. As of May 31, 1999, 20,700 shares of Common Stock have been issued upon the exercise of options granted under the 1998 Plan, options to purchase 4,251,536 shares of Common Stock at a weighted average exercise price of $2.13 per share were outstanding and 3,727,764 shares remained available for future option grants. In May 1999, the Board approved an amendment to the 1998 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1998 Plan from 1,750,000 shares to 8,000,000 shares. If any Stock Award granted under the 1998 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 1998 Plan.

  The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

  The exercise price of incentive stock options under the 1998 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases(see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1998 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At May 31, 1999, the closing price of the Company's Common Stock as reported on the OTC Electronic Bulletin Board was $10.3125 per share. In the event of a decline in the value of the Company's Common Stock, The Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To date, the Board has not exercised such authority. To the extent required by Section 162(m), an option repriced under the 1998 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the1998 Plan share limitation. The exercise price of options granted under the 1998 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,(ii) pursuant to a deferred payment arrangement or
(c) in any other form of legal consideration acceptable to the Board.

Option Exercise

  Options granted under the 1998 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 1998 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1998 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term

  The maximum term of options under the 1998 Plan is 10 years. Options under the 1998 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

  The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 1998 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

  The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 1998 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

Consideration

  The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase;(ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii)in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting

  Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Employment or Relationship as a Director or Consultant

  In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

  The three types of Stock Appreciation Rights that are authorized for issuance under the 1998 Plan are as follows:

  Tandem Stock Appreciation Rights. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i)the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

  Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of
(i)the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

  Independent Stock Appreciation Rights. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

  If there is any change in the stock subject to the 1998 Plan or subject to any Stock Award granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

  The 1998 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization (a"Change-in-Control"), to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 1998 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 1998 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time. Individual options may contain more liberal vesting acceleration provisions. The acceleration of a Stock Award in the event of a Change-in-Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

  The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1998 Plan will terminate on January 9, 2008. The Board may also amend the 1998 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the"Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

  Under the 1998 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which The Board deems appropriate.

Federal Income Tax Considerations.

  Incentive Stock Options. Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded"incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the. Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods(a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than short-term capital gains (which are taxed at the ordinary income rate). The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options. Nonstatutory stock options granted under the 1998 Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the 1998 Plan generally have the following federal income tax consequences:

  Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m)of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

  Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

  Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1998 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights maybe granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (orexercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount(or formula used to calculate the amount) payable upon attainment of the performance goal).

  No options have been granted on the basis of the proposed share increase. Because grants to the Company's employees under the 1998 Plan are discretionary, benefits received by such individual optionees are not determinable. The Company's non-employee directors, however, are entitled to a non-discretionary grant of a specified number of options under the 1998 Plan each year. All or a portion of the future non-discretionary option grants to non-employee directors may be made from the addition to the 1998 Plan shares being submitted to for stockholder approval at the Annual Meeting. In accordance with the 1998 Plan, on the date of each annual meeting of the Stockholders of the Company each non-employee director will be granted an option to purchase 25,000 shares of Common Stock under the 1998 Plan.

5. RATIFICATION AND APPROVAL OF GRANTS BY THE COMPANY OF COMMON STOCK AND NON-QUALIFIED STOCK OPTIONS TO THE COMPANY'S OUTSIDE DIRECTORS AND EXECUTIVE OFFICERS

  The Company has issued to its executive officers and outside Directors certain common stock grants and non-qualified stock options exercisable to acquire shares of the Company's Common Stock. Each of the executive officers of the Company has received both an initial stock grant and additional non-qualified stock options under their respective employment agreements. See "Executive Compensation - Employment Agreements." In addition, the Company's outside Director has also received non-qualified stock options in recognition of his service to the Company. A list of the share grants and options in question, including the recipient, date of grant, exercise price and expiration date, is set forth below.

                    Share      Option    Date of    Exercise   Expiration
Recipient           Grant       Grant       Grant      Price      Date
---------         -----       ---------  ---------  ---------  ----------

Frank P. Ragano        -0-     200,000     12/1/98      $2.30     12/1/08

Jeffery A. Mathias  325,000                 1/1/99
                             1,080,966     12/1/98      $1.94     12/1/08

James E. Maurer      75,000                 1/1/99
                               716,566     12/1/98      $1.94     12/1/08

Steven R. Jesson        -0-     34,366    12/31/98      $4.00    12/31/08

Ned Abell            50,000                 1/1/99
                               284,366     12/1/98      $1.94     12/1/08
                               230,000     4/20/99      $4.99     4/20/09

David H. Roberts    121,355                 1/7/99
                               560,000      1/7/99      $2.13      1/7/09


  Rules of governance of the NASDAQ Stock Market require that in order for the Company's securities to be eligible for listing on NASDAQ, the foregoing Common Stock and Option grants must be ratified and approved by the Company's shareholders.

Management Recommendation

  The Board of Directors has determined that the ratification and approval of the foregoing Share and Option grants is necessary to ensure the Company's NASDAQ listing. It will also encourage the Directors and Officers in question to continue to provide services to and on behalf of the Company. The Board of Directors has further concluded that ratification and approval of the foregoing Share and Option grants will stimulate stock ownership by these Officers and Directors which will, in turn, promote the long-term interests of the Company and its stockholders by providing these Officers and Directors with an additional incentive to promote the financial success of the Company and its subsidiaries. As a result, the Board of Directors is in agreement that ratification and approval of the foregoing Share Option grants is in the best interest of the Company's shareholders and unanimously recommends that the shareholders approve this proposal at the Annual Meeting.

Votes Required for Approval

  The ratification and approval of the Option grants described above will require the Affirmative Vote of the shares voted at the Annual Meeting. The Company's outside Directors, who collectively own, directly or beneficially, 1.24% of the Company's Common Stock, will abstain from voting on this proposal at the Annual Meeting.

6.     DELAWARE REDOMESTICATION

  For reasons set forth below, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders that the Company redomesticate under the laws of the State of Delaware ("Redomestication"). If the Redomestication is approved by the Company's shareholders at the annual meeting and subsequently consummated by the Company, the Company will become a corporation chartered under the Delaware General Corporation Law ("DGCL"), rather than the Colorado Business Corporations Act ("CBCA"). All other rights, properties, privileges and franchises of the Company will continue unaltered and the rights of security holders in the Company will only be altered insofar as differences between the DGCL and CBCA discussed below. Furthermore, the Company will continue to be a fully reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Company's securities will continue to be traded in the manner theretofore traded on the over-the-counter market and quoted on the OTC Electronic Bulletin Board.

Background and Mechanics of Redomestication

  If approved by the Company's shareholders and subsequently consummated, the Redomestication will be accomplished by merging the present company (for purposes of this discussion referred to as "SkyLynx - Colorado") into a newly formed Delaware corporation ("SkyLynx - Delaware"), with SkyLynx - Delaware to be the surviving corporation. The statutory merger will be accomplished pursuant to applicable provisions of the DGCL and CBCA.

  In order to consummate the Redomestication, on January 10, 1999, the Company formed and organized SkyLynx - Delaware which, as of the date of this Proxy Statement, is a wholly owned subsidiary of SkyLynx - Colorado. As a result of the merger affecting the Redomestication, SkyLynx - Colorado will merge with and into SkyLynx - Delaware and thereafter cease to exist, the current outstanding shares of Common Stock of SkyLynx - Delaware will be canceled and all outstanding securities of SkyLynx - Delaware immediately prior to the effective time of the merger (the "Effective Time") will be deemed automatically converted into an equal number of identical securities of SkyLynx - Delaware.

Closing; Effective Time

  The closing of the transactions contemplated by the Redomestication will take place as soon as practicable (but in no event later than two business days) after all conditions to the Redomestication under the terms of the Merger Agreement have been satisfied or waived. Upon the satisfaction or waiver of such conditions, a Certificate of Merger for the DGCL and Articles of Merger will be filed with the Secretary of State of Colorado under the CBCA.

Exchange of Certificates

  From and after the Effective Time, all securities issued by SkyLynx - Colorado shall be deemed automatically converted into an equal number of identical securities of SkyLynx - Delaware. Except for shares of the Company's Common Stock which are traded on the over-the-counter market, all other certificated securities of SkyLynx - Colorado should be retained by the holders thereof and need not be exchanged for certificates representing the securities of SkyLynx - Delaware into which they have been converted.

  With respect to outstanding shares of Common Stock of SkyLynx - Colorado, the Company will engage the services of an exchange agent which will mail transmittal instructions and a form of letter of transmittal to each holder of SkyLynx - Colorado Common Stock immediately prior to the Effective Time. The transmittal instructions will describe the procedures for surrendering certificates that, prior to their Redomestication, represented SkyLynx - Colorado Common Stock, in exchange for certificates evidencing SkyLynx - Delaware Common Stock. The form of letter of transmittal will specify that delivery will be effected only upon actual delivery of the SkyLynx - Colorado certificates to the exchange agent. Upon surrender of the SkyLynx - Colorado certificates for cancellation to the exchange agent, together with a duly executed letter of transmittal and such other documents as the exchange agent may reasonably require, such SkyLynx - Colorado certificates will be canceled and the holder will receive a SkyLynx - Delaware certificate representing an equal number of shares of Common Stock of SkyLynx - Delaware.

  Neither the exchange agent nor any party to the Redomestication will be liable to any SkyLynx - Colorado stockholder who fails to transmit for cancellation their certificate representing shares of Common Stock of SkyLynx -
 Colorado in exchange for a new certificate representing an identical number of shares of Common Stock of SkyLynx - Delaware.

Certificate of Incorporation

  On the Effective Time of the Redomestication, the Certificate of Incorporation of SkyLynx - Delaware immediately prior to the Effective Time shall continue to be operative without amendment or modification. Similarly, the Bylaws of SkyLynx - Delaware in effect immediately prior to the Effective Time shall continue in full force and effect thereafter without amendment or modification.

  Except for matters controlled exclusively by the provisions of the DGCL, the only substantive difference between the operative provisions of the Articles of Incorporation of SkyLynx - Colorado, as amended and existing immediately prior to the Effective Time, and the operative provisions of the Certificate of Incorporation of SkyLynx - Delaware, provides, inter alia, that the authorized capital of that corporation shall consist of 150,000,000 shares of Common Stock, $.001 par value, and 50,000,000 shares of Preferred Stock, $.001 par value. The authorized capital of SkyLynx - Colorado consists of 150,000,000 shares of Common Stock, $.001 par value, and 50,000,000 shares of Preferred Stock, $.01 par value. The change in authorized capitalization for SkyLynx - Delaware was undertaken in order to mitigate the impact of the corporation's authorized capitalization on its annual liability to pay Delaware franchise tax. However, the increase in authorized number of shares of Preferred Stock could be used by the Company's Board of Directors, without further Shareholder approval, to issue one or more additional series of Preferred Stock granting to the holders thereof greater voting rights or other privileges senior to the rights of holders of the Company's Common Stock which could be used as a deterrent to hostile takeover attempts or otherwise thwart efforts to effect a change of control of the Company.

Directors and Executive Officers

  Immediately after the Effective Time, the Directors and Executive Officers of SkyLynx - Delaware shall be the same persons holding the same positions as held with SkyLynx - Colorado immediately prior to the Effective Time.

SkyLynx - Colorado Common Stock Options

  At the Effective Time, the obligation to issue shares under each outstanding option to purchase shares of SkyLynx - Colorado Common Stock ("SkyLynx - Colorado Option") shall be assumed by SkyLynx - Delaware and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such SkyLynx - Delaware option prior to the Effective Time, the same number of shares of SkyLynx - Delaware Common Stock as the holder of such SkyLynx - Colorado Option would have been entitled to receive in the merger had such holder exercised such option in full immediately prior to the Effective Time.

Option Plans

  Each and every term, condition, covenant and other provision of SkyLynx - Colorado 1998 Equity Incentive Plan (the "1998 Plan") in effect immediately prior to the Effective Time shall continue without modification after the Effective Time and shall automatically be deemed to have been adopted by SkyLynx - Delaware in accordance with its terms and conditions. The exercisability or other vesting of all outstanding SkyLynx - Colorado Options issued under the 1998 Plan and the underlying stock shall continue to be determined by reference to the Stock Option Agreements executed pursuant to the 1998 Plan and any references to the 1998 Plan shall, commencing at the Effective Time, be deemed to be references to SkyLynx - Delaware and any references to the SkyLynx - Colorado board or committee thereof shall be deemed references to the SkyLynx - Delaware board or committee thereof.

SkyLynx - Colorado Warrants

  At the Effective Time, the obligation to issue shares under each outstanding warrants to purchase shares of SkyLynx - Colorado Common Stock ("SkyLynx - Colorado Warrant") shall be assumed by SkyLynx - Delaware and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such SkyLynx - Delaware warrant prior to the Effective Time, the same number of shares of SkyLynx - Delaware Common Stock as the holder of such SkyLynx - Colorado Warrant would have been entitled to receive in the merger had such holder exercised such option in full immediately prior to the Effective Time.

SkyLynx - Colorado Convertible Preferred Stock

  Immediately prior to the Effective Time, SkyLynx Colorado had issued and outstanding an aggregate of 805,191 shares of Series A Convertible Preferred Stock, 600 shares of Series B Convertible Preferred Stock, 721,419 shares of Series C Convertible Preferred Stock, 10,000 shares of Series D Convertible Preferred Stock and 3,000 shares of Series E Convertible Preferred Stock (hereafter collectively the "Convertible Preferred Stock").

  The Certificate of Incorporation of SkyLynx - Delaware shall, upon the Effective Time of the Reorganization, be deemed to include amendments in the form of Certificates of Designation of Rights and Preferences for Series A, B, C, D and E Convertible Preferred Stock containing the identical terms, conditions, and other provisions as contained in and in effect immediately prior to the Effective Time in the Certificates of Designation of Rights and Preferences of Series A, B, C, D and E Preferred Stock of SkyLynx - Colorado, excepting so far as such certificates of SkyLynx - Delaware may be governed by applicable provisions of the DGCL.

Conditions to the Redomestication

  Consummation of the merger and the Redomestication are subject to the satisfaction of various conditions, including, without limitation: (i) the approval and adoption of the Merger Agreement and the Redomestication of the by the requisite vote of the stockholders of SkyLynx - Colorado, (ii) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraints preventing consummation of the merger,
(iii) the approval for quotation on the OTC Electronic Bulletin Board of the shares of Common Stock of SkyLynx - Delaware immediately upon the Effective Time, (iv) no SkyLynx - Colorado security holders shall have exercised appraisal rights in accordance with the CBCA, or, at the discretion of the Board of Directors, SkyLynx - Colorado shall have been able to resolve the claims of any SkyLynx - Colorado security holder who shall have exercised such appraisal rights in accordance with applicable legal requirements; and (v) no event shall have occurred that has or would result in the triggering of any right or entitlement of any security holder of SkyLynx - Colorado that would not have been triggered absent the consummation of the Merger and Redomestication.

Termination

  The Merger and Redomestication may be terminated and abandoned prior to the Effective Time by action of the Board of Directors of SkyLynx - Colorado for any reason whatsoever, whether or not the Merger and Redomestication have been approved by the requisite vote of the security holders of SkyLynx - Colorado prior to such termination.

Listing of New Shares of SkyLynx - Delaware Common Stock on the OTC Electronic Bulletin Board

  Consummation of the Merger and the Redomestication of SkyLynx - Colorado under the DGCL will result in SkyLynx - Delaware being deemed a"successor issuer" within the meaning of Rule 12(g)-3 under the Exchange Act. As the result, the shares of Common Stock of SkyLynx - Delaware shall be deemed automatically registered securities under Section 12(g) of the Exchange Act without the necessity of filing any additional registration statements covering those shares of Common Stock. Pursuant to the requirements of Rule 12(g)-3 under the Exchange Act, immediately following the Effective Time of the Merger, the Company will prepare and file a current report on Form 8-K disclosing the completion of the Merger and the creation of SkyLynx - Delaware as the successor issuer. As the result, the shares of Common Stock of SkyLynx
- Delaware following the Merger will be deemed automatically qualified for secondary trading on the OTC Electronic Bulletin Board.

Appraisal Rights

  If the Merger becomes effective, a holder of SkyLynx - Colorado Common
Stock who does not vote in favor of the Merger and who follows the procedures prescribed under Colorado law may require SkyLynx - Delaware as the surviving corporation to pay the "fair value", determined as provided under the CBCA, for the shares held by such stockholder. The following is a summary of certain features of the relevant sections of the CBCA, the provisions of which are set forth in full in Annex I hereto, and such summary is subject to and qualified in its entirety by reference to such law. In order to exercise such statutory appraisal rights, strict adherence to the statutory provisions is required, and each stockholder who may desire to exercise such rights should carefully review and adhere to such provisions. Any holder of SkyLynx - Colorado Common Stock who votes in favor of the Merger, or is deemed to vote in favor of the Merger (by, for example, returning a signed proxy card without specifying a vote on the Merger) will waive their appraisal rights.

  A holder of SkyLynx - Colorado Common Stock who desires to pursue the appraisal rights available to such stockholder must: (i) file a written objection to the Merger with SkyLynx - Colorado pursuant to Section 7-113-202 of the CBCA before the taking of the stockholders' vote on the Merger Agreement, stating the intention of such stockholder to demand payment for shares owned by such stockholder if the Merger is approved and the Merger is consummated; (ii) refrain from voting in favor of the Merger; (iii) make written demand (the "Demand") to SkyLynx - Delaware, as the surviving corporation in the Merger, for payment for said stockholder's shares on or before the time set within the notice sent by SkyLynx - Delaware to objecting stockholders (which time must be at least 30 days after the giving of such notice); and (iv) deposit the stockholder's share certificates with SkyLynx - Delaware. Such written objection and written demand should be delivered to SkyLynx - Delaware, 600 South Cherry Street, Suite 305, Denver, Colorado 80246, Attention: James Maurer, Chief Financial Officer, and it is recommended that such objection and demand be sent by registered or certified mail, return receipt requested.

  The Merger Agreement is subject to the condition that no holders of the outstanding shares of SkyLynx - Colorado Common Stock shall have filed written objections to the Merger pursuant to Section 7-113-202 of the CBCA (such shares held by a holder who has exercised appraisal rights in accordance with the CBCA, the "Dissenting Shares"). If any holders of the outstanding shares have filed such objections, the parties shall have the right to (i) waive this condition and close, or (ii) terminate the Merger Agreement.

  A stockholder who files the required written objection with SkyLynx - Colorado prior to the stockholder vote need not vote against the Merger, but a vote in favor of the Merger will constitute a waiver of such stockholder's statutory appraisal rights. If a stockholder returns a proxy which is signed but on which no vote is specified as to the proposal on the Merger Agreement, and thereafter does not revoke such proxy, it will be voted in favor of the Merger, and the stockholder will be deemed to have waived his or her appraisal rights. In addition, a vote against the Merger does not, alone, constitute a written objection.

  The value of the SkyLynx - Colorado Common Stock will be determined initially by SkyLynx - Delaware as the surviving corporation and the dissenting stockholder. Upon the later of the effective date of the Merger and the date upon which SkyLynx - Delaware receives a valid Demand, SkyLynx - Delaware shall pay a dissenting stockholder who complies with the above the fair value of the stockholder's shares, plus accrued interest, if any. Such payment shall be accompanied by (i) SkyLynx - Delaware's balance sheet as of the end of its most recent fiscal year, (ii) a statement of SkyLynx - Delaware's estimate of the fair value of the shares, (iii) an explanation of how interest was calculated, (iv) a statement of the dissenter's right to demand greater payment if the dissenter believes that SkyLynx - Delaware's payment does not accurately reflect the fair value of the shares, and (v) a copy of Article 7 of the CBCA. If the dissenter believes that SkyLynx - Delaware's payment does not accurately reflect the fair value of the shares, or if SkyLynx - Delaware fails to make its payment within 60 days of receipt of the Demand, the dissenter may give written notice to SkyLynx - Delaware of the dissenter's estimate of the fair value of the shares and the interest thereon, and demand payment of such amount, less any amount previously received from SkyLynx - Delaware on account of the shares. The dissenter shall waive any right to propose a fair value for the shares if written notice is not given to SkyLynx - Delaware within 30 days of the dissenter's receipt of payment from SkyLynx - Delaware.

  If a demand from a dissenter for greater payment than that offered by SkyLynx - Delaware remains unresolved, SkyLynx - Delaware may, within 60 days of receiving such demand, commence a judicial proceeding to determine the fair value of the shares. If SkyLynx - Delaware does not commence a judicial proceeding within 60 days of receiving such demand, it shall pay the amount demanded by the dissenting stockholder. Each dissenting stockholder whose demands remain unresolved shall be made parties to such action. Upon a judicial determination of the fair value of the shares, each dissenter shall be entitled to the amount, if any, by which the value found through the judicial proceeding exceeds the payment made by SkyLynx - Delaware, plus interest. The court costs of such a proceeding shall be borne by SkyLynx - Delaware, except to the extent that the court finds that dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment beyond that offered by SkyLynx - Delaware. The court may also assess counsel fees and expenses upon the respective parties, to the extent that the court finds such assessment fair and equitable.

  The "fair value" of the SkyLynx - Colorado Common Stock could be more than, the same as or less than the consideration to be received by the SkyLynx - Colorado stockholders in the Merger. For appraisal proceeding purposes, value is determined as of the day before the approval of the Merger Agreement by stockholders, excluding any element of value arising from the expectation or accomplishment of the Merger.

  The enforcement by a stockholder of his or her request to receive payment for shares of SkyLynx - Colorado Common Stock as provided under the applicable statutory provisions shall be an exclusive remedy except that such remedy shall not exclude the right of a stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that said corporate action will be or is illegal or fraudulent as to said stockholder.

  A final judgment by the court or an appraiser appointed by the court determining the fair value of the SkyLynx - Colorado Common Stock would be binding on and enforceable by SkyLynx - Colorado stockholders who have perfected their statutory appraisal rights, even if such fair value were determined to be less than the consideration to be received by the SkyLynx - Colorado stockholders in the Merger. A stockholder who perfects his rights as a dissenting stockholder will not, after the Effective Date, be entitled to notices of meetings, to vote, or to receive dividends.

  Each share of SkyLynx - Colorado Common Stock held by stockholders who seek to exercise appraisal rights and, after the Effective Time, fail to perfect or lose any such right to appraisal, shall be treated as a share that had been converted as of the Effective Time into the right to receive SkyLynx - Delaware Common Stock as provided in the Merger Agreement.

Comparison of Rights of Holders of SkyLynx - Colorado Common Stock and SkyLynx
- Delaware Common Stock

  After consummation of the Merger, the holders of SkyLynx - Colorado Common Stock who receive SkyLynx - Delaware Common Stock in the Merger will become stockholders of SkyLynx - Delaware. As stockholders of SkyLynx - Colorado, their rights are presently governed by the CBCA and by SkyLynx - Colorado's Articles of Incorporation (the "SkyLynx - Colorado Charter") and By-laws. As stockholders of SkyLynx - Delaware, their rights will be governed by the DGCL and by SkyLynx - Delaware's Certificate of Incorporation (the "SkyLynx - Delaware Charter") and By-laws. The following discussion summarizes the material differences between the rights of holders of SkyLynx - Delaware capital stock and holders of SkyLynx - Colorado capital stock and differences between the SkyLynx - Delaware Charter and SkyLynx - Delaware By-laws and the SkyLynx - Colorado Charter and SkyLynx - Colorado By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the SkyLynx - Delaware Charter and By-laws, the SkyLynx - Colorado Charter and By-laws and the relevant provisions of the DGCL and the CBCA.

  Special Meeting of Stockholders. The DGCL provides that special meetings of stockholders may be called by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or by-laws. The CBCA provides that special meetings of stockholders of a corporation may be called by the directors or by any other person authorized by the corporation's by-laws or by resolution of the directors. The CBCA also provides that a special meeting shall be called if the corporation receives one or more written demands for a meeting, stating the purpose or purposes for which the meeting is to be held, signed and dated by stockholders representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The By-laws of SkyLynx - Colorado provide that special meetings may be called at any time by the President or any two directors of the corporation, or by the holders of at least ten percent of all of the shares entitled to vote at the special meeting.

  Inspection Rights. Under the DGCL, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder list, and other books and records. Under the CBCA, a corporation's stockholders have the right to inspect, during regular business hours, the corporation's articles of incorporation, by-laws, records of all meetings of stockholders, records of actions taken by stockholders without a meeting within the prior three years, all written communications within the prior three years to all stockholders as a group or to holders of any class or series of stock as a group, a list of the names and business addresses of the corporation's current officers and directors, the most recent corporate report delivered to the Colorado Secretary of State, and all financial statements prepared for periods ending during the prior three years, upon written demand given at least five business days before the date upon which such stockholder wishes to inspect and copy such records. Pursuant to the CBCA, stockholders also may, upon written demand at least five days prior to such inspection and during regular business hours, inspect excerpts from minutes of any directors' meeting or action of directors taken without a meeting, records of any action taken by stockholders without a meeting, excerpts of any action taken by a committee of the directors while such committee was acting in place of the directors, waivers of notices of any meeting of stockholders, directors, or a committee of directors, accounting records of the corporation and the records of stockholders, provided that the stockholder meets the following conditions:
(i) the demand for such inspection is made in good faith for a proper purpose,
(ii) the stockholder has been a stockholder of the corporation for at least three months immediately proceeding the demand, or holds at least five percent of all outstanding shares of any class of stock, (iii) the purpose and the records which the stockholder wishes to inspect are described with reasonable particularity, and (iv) the records to be inspected are directly connected with the described purpose.

  Action by Consent of Stockholders. Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. Under the CBCA, unless the Articles of Incorporation require that such action be taken at a stockholder meeting, any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing.

  Cumulative Voting and Election of Directors. Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The CBCA provides that there shall be cumulative voting by stockholders in elections of directors unless the articles of incorporation expressly state otherwise. The SkyLynx - Colorado and SkyLynx - Delaware Charters expressly state that there shall be no cumulative voting by stockholders for the election of directors, or for any other purpose.

  In the absence of cumulative voting, the CBCA provides that, unless otherwise provided in the corporation's articles of incorporation or by-laws, the number of candidates equaling the number of directors to be elected, having the highest number of votes cast in their favor, are elected to be directors. The DGCL provides that, in the absence of cumulative voting, directors shall be elected by the majority vote of holders of shares entitled to vote thereon, unless otherwise specified within the corporation's certificate of incorporation. The SkyLynx - Delaware Charter does not specify a greater requirement for the election of directors.

  Dividends and Repurchases of Stock. Under the DGCL, a corporation generally is permitted to declare and pay dividends out of any surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under the DGCL, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation. Under the CBCA, the payment of distributions, including the repurchase of stock, is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they became due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of stockholders whose preferential rights upon dissolution of the corporation are greater than those of the stockholders receiving the dividend.

  Classification of the Board of Directors. The DGCL permits (but does not require) classifications of a corporation's board of directors into one, two or three classes. The CBCA also permits, but does not require, classification of a corporation's board of directors into one, two, or three classes, with each class composed of as equal a number of directors as is possible. In the event of multiple classes of directors, the CBCA provides for staggered terms of two years if there are two classes of directors or three years if there are three classes of directors. The SkyLynx - Delaware Charter does not provide for multiple classes of directors.

  Removal of Directors. Under the DGCL, although stockholders may generally remove directors with or without cause by a majority vote, stockholders may remove members of classified boards only for cause unless the certificate of incorporation provides otherwise. Neither the DGCL nor the CBCA permits directors to remove other directors. Under the CBCA, stockholders may remove one or more directors with or without cause by a majority vote of the stockholders entitled to elect such director(s), unless the articles provide that directors may only be removed for cause. The CBCA permits the removal of a director by stockholders only at a meeting called for that purpose, upon notice of the meeting which states that the purpose or one of the purposes thereof is the removal of the director.

  Vacancies on the Board of Directors. Under the DGCL, unless otherwise provided in the certificate of incorporation or by-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors. The CBCA provides that, unless otherwise provided in the corporation's articles of incorporation, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled either by the directors or the stockholders. Under the CBCA, directors may fill a vacancy by majority vote, even if the directors remaining in office constitute less than a quorum. The CBCA also specifically provides that, unless otherwise provided in the corporation's articles of incorporation, if a vacant office was held by a director elected by holders of a specific class or series of stock, only such stockholders or directors also elected by holders of that class or series of stock, may fill the vacancy.

  Exculpation of Directors. The DGCL and the CBCA have substantially similar provisions relating to exculpation of directors. Each state's law permits that no director shall be personally liable to SkyLynx - Delaware and SkyLynx -
 Colorado, respectively, or their respective stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law. The circumstances under which exculpation is prohibited are substantially similar in Delaware and Colorado, except that in the CBCA, a director may not be exculpated from liability for dealings relating to unauthorized distributions or from any transaction from which the director directly or indirectly received an improper personal benefit, while in Delaware, a director may not be exculpated from liability arising from transactions relating to unlawful payments of dividends, any unlawful stock purchases or redemptions.

  The SkyLynx - Delaware Charter also contains certain enumerated circumstances in which exculpation is not permissible. The SkyLynx - Delaware Charter does not eliminate the liability of directors to the extent that such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. The SkyLynx - Colorado Charter exculpates directors from all monetary damages for breach of fiduciary duty as a director, except to the extent prohibited by the CBCA.

  Indemnification of Directors, Officers And Others. Both Delaware and the CBCA generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interests of the corporation. Both Delaware and the CBCA mandate that directors shall be indemnified for their reasonable expenses in the event that a director is successful in the defense of any proceeding in which the director was a party due to his status as director. Both the DGCL and the CBCA do not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although the DGCL does permit indemnification in such situations if approved by the Delaware Court of Chancery, and both permit indemnification for expenses of such actions). Unlike the DGCL, the CBCA also permits indemnification of an officer, employee, fiduciary, or agent who is not a director, to any greater extent than the indemnification of a director, if not inconsistent with public policy, and if provided for in the by-laws, by action of the board of directors or by contract. The SkyLynx - Delaware Charter provides for indemnification to the maximum extent legally permissible of its officers and directors. The SkyLynx - Colorado Charter provides that all directors, officers, employees, and agents of SkyLynx - Colorado shall be indemnified to the maximum extent permissible under the CBCA. The SkyLynx - Colorado By-laws provide that officers may be indemnified to a greater extent than directors, if consistent with applicable law and if provided for in a resolution of stockholders or directors or if provided for within a contract.

  Interested Director Transactions. Both the DGCL and the CBCA provide that no transaction between a corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by the disinterested directors, a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation. The SkyLynx - Colorado By-laws closely resemble the Delaware and Colorado statutory provisions.

  Sales, Lease or Exchange of Assets and Mergers. The DGCL requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher stockholder vote. The CBCA provides that the sale, lease, or exchange of all or any portion of a corporation's assets in the corporation's usual and regular course of business may be authorized by the corporation's directors, without approval of the corporation's stockholders. Sale, lease, or exchange of all or substantially all of a corporation's assets other than in the usual and regular course of the corporation's business, or a merger or consolidation of the corporation into any other corporation, requires approval of the directors and the vote of the holders of two-thirds of each class of outstanding stock entitled to vote thereon, although the corporation's articles of incorporation or by-laws may require a higher vote.

  Amendments to Charter. Under the DGCL, charter amendments require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. In addition, the DGCL requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a class of stock. Under the CBCA, charter amendments other than ministerial amendments, which may be authorized by the directors without stockholder action, require the approval of the directors and the vote of the holders of a majority of the outstanding stock of each voting group entitled to vote thereon as a class, unless the articles of incorporation or by-laws require a different proportion.

  Amendments to Bylaws. The DGCL provides that stockholders may amend the by-laws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, the power to adopt, amend or repeal by-laws lies in stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The SkyLynx - Delaware Charter gives the board of directors the power to make, alter, amend or repeal by-laws. Under the CBCA, stockholders may amend the by-laws. Unless otherwise specified in the corporation's articles of incorporation, directors are also permitted to amend the by-laws, other than by-laws establishing greater quorums or voting requirements for stockholders or directors, unless the by-laws prohibit the directors from doing so. Directors may not amend the by-laws to change the quorum or voting requirements for stockholders, and directors may amend the by-laws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.

  Appraisal Rights. Dissenting stockholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under the CBCA than under the DGCL. Under the DGCL, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. Appraisal rights are not available under the DGCL in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation. The SkyLynx - Delaware Charter does not grant such rights.

  Under the CBCA, a properly dissenting stockholder is entitled to receive the appraised value of the shares owned by the stockholder when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets other than in the regular course of the corporation's business, (ii) to merge or consolidate with another corporation, or (iii) to conduct a reverse split of the corporation's stock which would result in a reduction of the number of shares owned by the stockholder to a fraction of a share, if such fraction of a share is to be acquired for cash. A right to dissent and receive the appraised value of a stockholder's shares may also be granted within the by-laws of the corporation or by a resolution of the directors.

  Both Delaware and the CBCA provide that, unless otherwise provided in the corporation's charter, no appraisal rights are available to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or
(b) held of record by more than 2,000 stockholders. The above limitations do not apply if the stockholders are required by the terms of the merger to accept anything other than: (i) shares of stock of the surviving corporation;
(ii) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by Nasdaq or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof.

  Business Combination Statute. The DGCL has a "business combination" statute which provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation (an "interested stockholder"), he may not engage in certain transactions with the corporation for a period of three years. The DGCL includes certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholder acquires 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. There is no similar provision limiting business combinations with interested stockholders in the CBCA, but the CBCA requires the vote of a majority of the outstanding shares of each class of shares entitled to vote thereon to approve any merger or the sale, lease, exchange, or other disposition of all, or substantially all, of the assets of the corporation, unless the articles of incorporation contain a provision establishing a different proportion.

  Stockholder Preemptive Rights. Unlike Colorado, the DGCL does not specifically authorize the granting to stockholders of a preemptive right to acquire proportional amounts of unissued shares of stock which are offered for sale by the corporation. The CBCA provides that, except to the extent the articles of incorporation limit or deny preemptive rights, shareholders have a preemptive right to acquire unissued shares or securities convertible into such shares, except that preemptive rights do not exist (i) to acquire any shares issued to directors, officers, or employees pursuant to approval by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or when authorized by and not inconsistent with a plan theretofore approved by such a vote of the stockholders; or (ii) to acquire any shares sold otherwise than for cash. The SkyLynx - Colorado and SkyLynx - Delaware Charters provide that, unless otherwise determined by the directors or agreed to in writing by the corporation, there shall be no preemptive rights for stock.

  Consideration of Societal Factors. The Delaware Supreme Court has held that, in discharging their responsibilities, directors may consider constituencies other than stockholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to stockholders as well. The Delaware Supreme Court has held, however, the concern for non-stockholder interests is inappropriate when a sale of the company is inevitable and an auction among active bidders is in progress. The SkyLynx - Delaware Charter and SkyLynx - Delaware By-laws do not directly discuss consideration of societal factors.

7.     TRANSACTIONS WITH MANAGEMENT AND OTHERS.

Founders' Stock

  Upon formation of the Company in September 1996, the Board of Directors of the Company authorized the issuance of a total of 653,846 shares of Common Stock to the Company's initial officers and directors, in consideration of cash and services provided the Company by such persons. The services were valued at $0.001 per share, and the shares were issued for that consideration.

Consultants' Shares

  On October 15, 1997 the Company issued an aggregate of 492,307 shares of Common Stock valued at $.013 per share to six consultants in consideration of services rendered in connection with the identification, negotiation and consummation of the Company's acquisition of SkyLynx Express. Among such consultants, Joseph F. Morgan, the Company's Executive Vice President and Director, received 192,308 shares and Kenneth Marshall, the Company's General Counsel, received 230,769 shares.

Acquisition of SkyLynx Express Holdings, Inc.

  In 1997 the Company consummated the acquisition of 100% of the outstanding Common Stock of SkyLynx Express Holdings, Inc. (the "SkyLynx Express"). In the transaction, the Company issued to the shareholders of SkyLynx Express, pro rata, an aggregate of 6,875,000 shares of the Company's Common Stock. Those shareholders of SkyLynx Express, and the number of shares received by each, is set forth below:


               SkyLynx Express Shareholder      # of Shares
               ---------------------------      -----------

               Network System Technologies, Inc.  1,923,077
               Gary Brown                         2,163,462
               William Chastain                     480,769
               Rovel Finance, Ltd. (1)              673,077
               Joseph F. Morgan                     817,308
               A.V.G. Enterprises, Inc. (2)         817,308


----------------------

(1) Voting and investment power with respect to these securities is exercised by Camille Froideveaux, Geneva, Switzerland.

(2) Voting and investment power with respect to these securities is exercised by Anna Gervait.

     SkyLynx Express had been formed and organized by NST networking the purpose of developing and serving markets utilizing NST's asymmetric wireless technology. As part of the acquisition, the Company obtained from NST a nonexclusive, worldwide, royalty-free sublicensable right to utilize or otherwise commercially exploit the NST technology, including its two-way wireless asymmetric digital high speed data technology. In addition, NST committed to become engaged by the Company under general operating agreements ("GOAs") to deploy and operate the Company's wireless networks utilizing NST technology.

     As further consideration of the foregoing, and in addition to the issuance of the 6,875,000 shares of the Company's Common Stock, the Company
(i) purchased a dishonored check issued by Paradise Cable Corporation to NST in the amount of $71,570.91, (ii) paid NST fees and expenses in the amount of $37,500, (iii) assumed NST's obligations under a $100,000 promissory note and
(iv) assumed and agreed to pay an NST account payable to Hybrid Network, Inc. in the approximate amount of $480,000.

8.   NAME CHANGE.

     The Board of Directors has determined that it is in the Company's best interest to research and develop a new name and trademark for the Company.
The current name was adopted in the Company's early stages when its principal focus was on developing wireless internet service. However, in the past twelve months the Company's strategic business plan and mission has been substantially broadened to include becoming a provider of high speed internet connectivity and enhanced internet services utilizing all platforms and media, including conventional wire-based service.

     In addition, the Company has determined that its ability to protect its use of the trademark "SkyLynx Communications" and to develop that trademark into a strong and defensible trademark may be impaired by the existence of other companies utilizing similar names.

     Thus, in order to more accurately reflect the Company's strategic mission and to enable it to develop a strong and defensible trademark for its products and services, the Board of Directors has determined it to be in the Company's best interest to change its name. However, due to their focus on efforts to further grow the Company, management has not yet had an opportunity to thoroughly research name alternatives to ensure that a name selection and trademark selection can be used and developed to maximize its market presence and visibility. As a result, the Company is requesting the shareholders to authorize the Board of Directors to adopt a name change for the corporation to such name and at such time as the Board of Directors may determine to be in the Company's best interest. As a change of name requires an amendment to the Company's Articles of Incorporation, applicable provisions of the Colorado Business Corporation Act as well as provisions of the Company's Articles of Incorporation require that such an amendment be approved by the Company's Shareholders. If approved by the shareholders, this authorization will continue until and unless subsequently revoked by shareholder action.

Management's Recommendation

     Management believes that the foregoing proposal to authorize the Board of Directors to adopt a change of name to such name and at such time as the Board of Directors is in the Company's best interest, and recommends that the Shareholders approve such proposal.

9.   SALE OF FLORIDA ASSETS

Background

     For the past twelve to eighteen months, the Company has been actively engaged in efforts to acquire Internet service providers ("ISPs ") in an effort to develop a customer base upon which to build its high speed Internet connectivity services. The Company's efforts have resulted in previously announced acquisitions in Florida, including one ISP in Tampa and various assets acquired in the Company's purchase of the assets of Paradise Cable Corporation pursuant to related bankruptcy proceedings. However, the Company's principal acquisition efforts have been concentrated on the West Coast where the Company has completed transactions with ISPs in Fresno, Seattle and San Diego and where the Company is actively exploring other opportunities. The Company expects that for the foreseeable future its primary focus will be in developing opportunities in the West Coast region.

     In addition, during 1998, the Company opened its new principal executive offices in Denver, Colorado. Surrounding the relocation of its executive offices, the Company completed the engagement of a new management team, including hiring its new President and Chief Executive Officer, Jeffery Mathias, its Chief Financial Officer, James Maurer, and its Vice Presidents, David Roberts, Ned Abell and Steven Jesson. With the exception of Mr. Jesson, who resides in California, all of the Company's new executive officers operate out of the Company's Denver, Colorado principal executive offices.

     In view of the foregoing developments, it became apparent that the Company had evolved substantially from its initial stages and had shifted its focus away from Florida and the East Coast. In addition, the new management team has refocused its efforts to developing opportunities for which there exist no material synergies with the Company's properties in Florida.

     Reflecting the foregoing transition, on July 2, 1999, the Company entered into a letter agreement with Gary L. Brown, a founder and principal shareholder of the Company, pursuant to which, Mr. Brown resigned as a member of the Company's Board of Directors and as a result is no longer an officer or director of the Company, although he continues to be an affiliate of the Company by virtue of his ownership of shares of the Company's Common Stock. Under the terms of the letter agreement, the Company and Mr. Brown have agreed in principle to enter into a transaction pursuant to which the Company will sell to an entity organized and developed as an affiliate of Mr. Brown ("Newco") substantially all of the Company's assets and properties located in the state of Florida (the "Florida Assets"). Those assets consist principally of properties used in the operation of the Company's ISP in the Tampa market, the Company's operations in Sarasota and other miscellaneous interests which, in the aggregate, the Company does not deem to be material to its operations. Specifically excluded from the Florida Assets to be conveyed to Newco are several FCC licenses covering MDS channels in the Sarasota/Bradenton markets which the Company will retain as an asset to be held for investment.

     The book value of all the Florida Assets which will be subject to the sale by the Company to Mr. Brown's affiliated entity is approximately $700,000. The sale of the Florida Assets will be made in consideration of payment to the Company of the book value of the Florida Assets as determined by the Company's independent auditors. The purchase price will be paid in cash over a period not to exceed ten (10) months from the closing date; and the obligation to pay the purchase price will be secured by a security agreement and financing statement covering all the Florida Assets.

     Inasmuch as the Florida Assets only represent a book value of not more than $700,000 and have historically generated only nominal revenues for the Company, the Company has determined that the sale of the Florida Assets does not constitute a significant disposition within the meaning of the CBCA or within the meaning of Section 210.11-01(d) of Regulation SK under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

Opinion of Financial Advisor

     The Company has retained H. C. Wainwright & Co. to act as its financial advisor with respect to the sale of the Florida Assets. H. C. Wainwright &
Co. rendered its opinion to the Company's Board of Directors to the effect that, as of July 8, 1999, and based upon and subject to the matters stated in the opinion, the consideration to be paid to the Company for the Florida Assets (the "Consideration") is fair from a financial point of view to the stockholders of the Company.

     THE FULL TEXT OF H. C. WAINWRIGHT & CO.'S WRITTEN OPINION DATED JULY 8, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS AN APPENDIX TO THIS PROXY STATEMENT. HOLDERS OF THE COMPANY'S COMMON STOCK ARE URGED AND SHOULD READ SUCH OPINION IN ITS ENTIRETY. THE ENGAGEMENT OF H. C. WAINWRIGHT & CO. AND ITS OPINION ARE FOR THE USE AND BENEFIT OF THE COMPANY'S BOARD OF DIRECTORS AND ITS OPINION WAS DELIVERED TO THE BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE SALE OF THE FLORIDA ASSETS. H. C. WAINWRIGHT & CO.'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF THE COMPANY AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED TRANSACTION NOR DOES IT CONSTITUTE A RECOMMENDATION WITH RESPECT TO THE TRANSACTION.

     The analysis performed by H. C. Wainwright & Co. is not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by the analysis. Such analysis was prepared solely as part of
H. C. Wainwright & Co.'s analysis of the fairness of the consideration from a financial point of view to the stockholders of the Company. The analysis does not purport to be an appraisal or the reflect the price at which the Company might actually sell the Florida Assets to a nonaffiliate.

Reason for Shareholder Approval

     Under applicable provision of the CBCA and the Company's Articles of Incorporation, the Company's Board of Directors has the authority to execute and consummate the sale of the Florida Assets to Mr. Brown or his affiliated entity inasmuch as the proposed transaction does not constitute (i) a "Conflicting Interest Transaction" within the meaning of Section 7-108-501 of the CBCA or (ii) the sale of all or substantially all of the Company's properties and assets within the meaning of Section 7-112-102 of the CBCA. Nevertheless, because Mr. Brown was a founder and continues as a principal shareholder of the Company, the Board of Directors has determined to seek shareholder approval of the transaction in order to avoid or eliminate any potential appearance of impropriety. It is to be noted that the final ratification and approval of the proposed sale of the Florida Assets to Mr. Brown or his affiliated entity must be approved by the Company's current Board of Directors, none of whom has or will have any direct or indirect pecuniary interest in the Florida Assets or their operation following the sale.

     As a result of the foregoing, the Company's Board of Directors requests that the Shareholders approve the sale of the Florida Assets to Mr. Brown or his affiliated entity upon terms and subject to conditions no less favorable to the Company than those described above, subject in all respects to the determination of the Company's Board of Directors and the satisfaction of such conditions as the Board of Directors may deem to be reasonable or necessary under the circumstances.

10.  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the NASDAQ stock market. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates.

     Based solely on a review of the copies of such reports required by
Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1998, except General Ragano filed one report untimely.

11.  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     Arthur Andersen, LLP, served as the Company's principal accountant for the fiscal year ended December 31, 1998 and 1997 and is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen, LLP, are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of Arthur Andersen, LLP attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.

                                 OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, is furnished herewith.


                                   SKYLYNX COMMUNICATIONS, INC.


                                   By:  /s/ Ned Abell
                                        ---------------------------------
                                        Ned Abell, Secretary


                              2000 Annual Meeting

     No definitive date for the Annual Meeting of Shareholders in 2000 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 2000 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than February 28, 2000.

                         SKYLYNX COMMUNICATIONS, INC.
                   PROXY SOLICITED ON BEHALF OF THE COMPANY


  The undersigned hereby constitutes and appoints Jeffery A. Mathias or David Roberts (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of SkyLynx Communications, Inc. (the "Company") to be held at The Centre Club, 123 South Westshore Boulevard, Tampa, Florida 33609, on August 23, 1999 at 1:00 o'clock p.m. Eastern Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)       FOR ____________         WITHHOLD AUTHORITY ____________

               To elect all of the nominees listed below:

            Jeffery A. Mathias, James E. Mauer, Francis R. Ragano,
                        Robert Smith, J. Samuel Ridley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

                    _______________________________________

     (2)       FOR ________       AGAINST _________      ABSTAIN __________

     To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1998 Equity Incentive Plan by an additional 6,250,000 shares.

     (3)       FOR ________       AGAINST _________      ABSTAIN __________

     To ratify and approve grants by the Company of shares of common stock and non-qualified stock options to certain outside directors and to executive officers under written employment contracts.

     (4)       FOR ________       AGAINST _________      ABSTAIN __________

     To approve the redomestication of the Company under the laws of the State of Delaware pursuant to a statutory merger, and to authorize the officers of the Company to take all actions incident thereto.

     (5)       FOR ________       AGAINST _________      ABSTAIN __________

     To authorize the Board of Directors of the Company to amend the Company's Articles of Incorporation to change the name of the Company at such time in the future and to such new name as the Board of Directors may determine in its sole and absolute discretion.

     (6)       FOR ________       AGAINST _________      ABSTAIN __________

     To ratify and approve the proposal of the Company to sell substantially all of its assets and properties located in the State of Florida to a current shareholder and former officer and director of the Company upon such terms and subject to such conditions as the Board of Directors may determine.

     (7) Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                    Date __________________, 1999



                    ---------------------------------
                    Name (please type or print)

                    ---------------------------------
                    Signature

                    ---------------------------------
                    Signature, if held jointly

     Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  APPENDIX I


                         Copy of Applicable Provisions
                                      of
                              Dissenter's Rights
                      Colorado Business Corporation's Act

                                  APPENDIX II

                         H. C. WAINWRIGHT & CO., INC.
                               ONE BOSTON PLACE
                          BOSTON, MASSACHUSETTS 02108



                                 July 8, 1999


Board of Directors
SkyLynx Corporation
600 South Cherry Street
Suite 305
Denver, Colorado 80222

Members of the Board:

     We understand that SkyLynx Communications, Inc. ("SkyLynx" or the "Company") proposes to sell certain of its assets (the "Assets") located in Sarasota, Florida and Tampa, Florida, including the internet service provider acquired by the Company in February, 1999 (the "ISP") to Gary L. Brown, the Company's former Chairman of the Board, for a purchase price equal to the book value of the Assets, in the case of the Assets other than the ISP, and, in the case of the ISP, the purchase price paid by the Company to acquire the ISP (the "Transaction"). We understand that Mr. Brown will pay a substantial portion of the purchase price for the Assets in cash and the balance with a promissory note bearing interest at the rate of 8% per annum due ten months following the proposed sale of the Assets.

     You have asked for our opinion as to whether the consideration to received by SkyLynx for the proposed sale of the Assets is fair from a financial point of view to SkyLynx.

     For the purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company;

     (ii) reviewed certain financial statements and other financial operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed the procedures to value the Assets used by senior executives of the Company;

     (iv) calculated the net present value of the cash flows generated by the Assets based upon information supplied to us by the Company;

     (v) compared transactions involving sales of assets comparable to the Assets in the Company's industry; and

     (vi)  performed such other analyses as we have deemed appropriate.
We have assumed and relied upon without independent verification on the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to financial projections included in the information supplied to us by the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of the Assets. We have not made any independent valuation or appraisal of the Assets, nor have we been furnished with any such appraisals. Our opnion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services. In the past, we or certain of our principals have provided financial advisory and financing services to the Company and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent.

     Based on the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by SkyLynx for the proposed sale of the Assets is fair from a financial point of view to SkyLynx.

                              Very truly yours,

                              H. C. WAINWRIGHT & CO., INC.


                              By:  /s/ Eric T. Singer
                                   ------------------------------
                                   Eric T. Singer
                                   Managing Director